UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2015

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire		AL10 9UL
(Address of principal executive offices)		(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Borrowing under Term Credit Agreement

On September 15, 2015, Mylan Inc. (the “Borrower”) borrowed $600,000,000 in the form of a delayed draw term loan (the “Loan”) under the term credit agreement, dated as of July 15, 2015 (the “Credit Agreement”), among Mylan N.V. (the “Company”), the Borrower, and The Bank of Tokyo–Mitsubishi UFJ, Ltd., Deutsche Bank AG New York Branch, Goldman Sachs Bank USA, DNB Bank ASA Grand Cayman Branch and PNC Bank, National Association, collectively, as lenders, and PNC Bank, National Association as the administrative agent (in such capacity, the “Administrative Agent”). Also on September 15, 2015, the proceeds of the Loan were applied by the Borrower primarily to repay in full the Borrower’s 3.75% cash convertible notes due 2015. To the extent that proceeds of the Loans were not applied in the manner described above, they were used to refinance other debt under the Company’s and/or the Borrower’s credit facilities.

A summary of the material terms and conditions of the Credit Agreement is set forth under Item 1.01 in the Company’s Form 8-K filed with the Securities Exchange Commission (“SEC”) on July 21, 2015, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: September 15, 2015	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer